Exhibit 5.1

Oppenheimer Wolff & Donnelly LLP
500 Newport Center Drive, Suite 700
Newport Beach, CA 92660
949.823.6000
Fax 949.823.6100


                               September 21, 2000

Retrac Medical, Inc.
22 South Main Street
New City, New York  10956

Gentlemen:

         As special counsel for Retrac Medical, Inc. (the "Company"), we have examined its Certificate of Incorporation and Bylaws, as amended, and such other corporate records, documents and proceedings, and such questions of law as we have deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Registration Statement of the Company on Form SB-2 filed by the Company with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended, of (i) 2,300,000 shares of $.01 par value common stock; (ii) the warrants ("Centex Warrants") issuable to Centex Securities Incorporated; and (iii) 230,000 shares of Common Stock underlying the Centex warrants, including the exhibits and form of Prospectus (the "Prospectus") filed therewith, and all amendments thereto (herein collectively called the "Registration Statement").

         Upon the basis of such examination, we are of the opinion that:

         1. The Company is a corporation duly authorized and validly existing in good standing under the laws of the State of Delaware, with all requisite power to conduct the business described in the Registration Statement.

         2. The Company has an authorized capitalization as set forth under the caption "Capitalization" contained in the Prospectus.

         3. The shares of $.01 par value common stock, and Centex Warrants registered thereby, have been duly and validly authorized and, subject to the payment therefor pursuant to the terms contemplated in the Prospectus, the shares of $.01 par value common stock and the Centex Warrants will be duly and validly issued as fully paid and non-assessable securities of the Company.

         We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Oppenheimer Wolff & Donnelly LLP